                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Loan and Security Agreement (the "Amendment") dated as of September 22, 1997 by and between SUMMIT BANK (f/k/a UNITED JERSEY
BANK), a state banking association organized and existing under the laws of the State of New Jersey (the "Lender") with an office at 210 Main Street, Hackensack, New Jersey 07602 and SEL-LEB MARKETING, INC., a New York corporation ("Borrower") having a principal place of business located at 1435 51st Street, North Bergen, New Jersey 07047.

     WHEREAS, on November 6, 1995, the Lender provided a certain credit facility (the "Loan") to Borrower pursuant to the terms and conditions of a certain Loan and Security Agreement dated as of November 6, 1995 (the "Original Loan Agreement"), as amended by that certain First Amendment to Loan and Security Agreement dated as of May 31, 1996 (the "First Amendment"), as amended by that certain Second Amendment to Loan and Security Agreement dated as of May 30, 1997 (the "Second Amendment"), as amended by that certain Third Amendment to Loan and Security Agreement dated as of July 31, 1997 (the "Third Amendment") (the Original Loan Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment shall hereinafter be referred to as the "Loan Agreement") as evidenced by a certain Line of Credit Note dated November 6, 1995 in the principal amount of Two Million ($2,000,000.00) Dollars (the "Original Line of Credit Note"), as modified by that certain First Modification of Line of Credit Note dated as of May 31, 1996 (the "First Line of Credit Note Modification"), the Second Modification of Line of Credit Note dated as of May 30, 1997 (the "Second Line of Credit Note

Modification"), and the Third Modification of Line of Credit Note dated as of July 31, 1997 (the "Third Line of Credit Note Modification") (the Original Line of Credit Note as modified by the First Line of Credit Note Modification, the Second Line of Credit Note Modification and Third Line of Credit Note Modification shall hereinafter be referred to as the "Line of Credit Note");

     WHEREAS, the Borrower has requested that the Lender increase the Line of Credit Loan Maximum for a period of ninety (90) days from the date hereof; and

     WHEREAS, the Lender is willing to increase the Line of Credit Maximum subject to the terms and conditions set forth within Amendment.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants contained herein, the parties hereto agree as follows:

     1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them pursuant to the Loan Agreement and the Line of Credit Note. Notwithstanding anything to the contrary contained in either the Loan Agreement or the Line of Credit Note, the terms of this Amendment shall control.

     2. Section 1.1(x) of the Loan Agreement is hereby stricken and replaced with the following:


               "(x) "Line of Credit Loan Maximum" shall mean: (i) Two Million ($2,000,000) Dollars from November 6, 1995 through September 21, 1997; (ii) Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars from September 22, 1997 through December 21, 1997; and
               (iii) Two Million

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

               ($2,000,000) Dollars from December 22, 1997 through May 31,
               1998."

     3. The reference to the "Line of Credit Note" in Section 1.1(aa) of the Loan Agreement shall be deemed to refer to the Line of Credit Note as restated by the Restated Line of Credit Note attached hereto as Exhibit A and by this reference made a part hereof as if fully set forth herein.

     4. The reference to "Loan Documents" in Section l.1(bb) of the Loan Agreement shall be deemed to include the Amendment and the Restated Line of Credit Note.

     5. The Borrower acknowledges and agrees that: (a) as of September 17, 1997 the unpaid principal balance of the Line of Credit Note is One Million Eight Hundred Twenty Five ($1,825,000) Dollars; (b) the obligation of the Borrower to repay the Line of Credit Note is absolute and unconditional and is not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim or determination, and (c) the Line of Credit Note is and shall be governed by the terms and provisions of the Loan Agreement, and as set forth in this Amendment.

     6. The Lender and the Borrower hereby agree and consent to the terms and provisions of this Amendment and the transactions contemplated hereby.

     7. The Borrower shall pay all of the Lender's reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including, without limitation, reasonable legal fees and disbursements of Lender's counsel.

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

     8. Except as expressly otherwise provided herein, the terms of the Loan Agreement shall remain in full force and effect and are incorporated herein by reference. In the event of a conflict between the terms of this Amendment and the Loan Agreement, the terms of this Amendment shall control.

     9. The Borrower acknowledges that the Lender has no obligation to make any further amendments to the Loan Agreement or any other agreement executed in connection therewith, including but not limited to this Amendment and the Restated Line of Credit Note.

     10. This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New Jersey. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to Loan and Security Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                     SUMMIT BANK



                                     By: /s/ Richard Mady
                                        ----------------------------------------
                                        RICHARD MADY, Vice President


                                     SEL-LEB MARKETING, INC.



                                     By: /s/ Jan S. Mirsky
                                        ----------------------------------------
                                        JAN MIRSKY, Executive Vice President
                                                    of Finance

                          RESTATED LINE OF CREDIT NOTE

Principal Amount: $2,250,00                            Dated: September 22, 1997


     FOR VALUE RECEIVED, SEL-LEB MARKETING, INC., a New York corporation, having its principal place of business at 1435 51st Street, North Bergen, New Jersey 07047 ("Payor"), promises to pay to the order of SUMMIT BANK (f/k/a United Jersey Bank), a state banking association organized under the laws of the State of New Jersey (the "Bank" or "Holder"), its successors and assigns, at its offices at 210 Main Street, Hackensack, New Jersey 07602, or at such other address as Holder shall notify Payor in writing, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND ($2,250,000) DOLLARS, or so much thereof as shall have been advanced to Payor pursuant to the Loan Agreement (as defined below), together with interest on the unpaid principal balance, payable as provided below.

     1. Subject to Loan Documents. The definitions, terms and provisions of a certain loan and security agreement entered into between the Bank and Payor on November 6, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 31, 1996, as amended by that certain Second Amendment to Loan and Security Agreement dated May 30, 1997, as amended by that certain Third Amendment to Loan and Security Agreement dated as of July 31, 1997, as amended by that certain Fourth Amendment to Loan and Security Agreement dated the date hereof (collectively the "Loan Agreement") and all other documents and instruments referred to therein or executed and delivered pursuant thereto are incorporated herein by reference (all of the foregoing are hereinafter collectively referred to as the "Loan Documents").

     2. Rate of Interest. The principal amount outstanding under this Note shall bear interest at the Bank's Prevailing Base Rate on a floating basis. The Bank's Prevailing Base Rate of interest is the fluctuating rate of interest established by the Bank from time to time whether or not such rate shall be otherwise published. The Prevailing Base Rate is established for the convenience of the Bank. The Prevailing Base Rate is a means of pricing some loans to customers of the Bank. The Base Rate is not tied to any external rate of interest and does not necessarily reflect the lowest rate of interest actually charged at any given time by the Bank to any particular class or category of customers of the Bank. In the event that there shall be a change in the Prevailing Base Rate, such change shall be effective on the date of such change without notice to Payor. Interest shall be computed on the basis of the actual number of days elapsed over a period of 360 days.

     3. Repayment. Principal and interest shall be paid during the term of this
Note in the following manner:

          (a) Payor shall make consecutive monthly payments of interest at the Bank's Prevailing Base Rate on a floating basis on the principal balance outstanding under this Note commencing on

     October 1, 1997, and continuing on the first (1st) day of each and every month thereafter through and including May 1, 1998.

          (b) Payor shall make a final payment of the entire unpaid principal balance and accrued interest under this Note and all other costs, expenses and charges of any nature whatsoever due or assessable hereunder, on May 31, 1998.

          (c) In addition to the payments required to be made as set forth in subparagraphs 4(a) and 4(b) above, pursuant to Section 5.20 of the Loan Agreement, during each twelve month period, commencing on the date of execution of the Loan Agreement, Payor shall reduce the principal amount outstanding under this Note to zero ($0) dollars for a period of thirty
     (30) continuous and consecutive days.

          (d) Upon the failure of Payor to make any payments hereunder within ten (10) days of the date when due, Payor shall, to the extent permitted by law, pay a late payment charge on all amounts overdue equal to five (5%) percent of the overdue amount (but in no event less than twenty five ($25.00) dollars nor more than two thousand five hundred ($2,500.00) dollars). Any such late charge assessed is immediately due and payable.

     4. Event of Default Either of the following shall constitute an Event of Default under this Note:

          (a) Failure to make any payments required hereunder within five (5) days after the date when due; or

          (b) The occurrence of any Event of Default (as defined in the Loan Agreement) under any of the Loan Documents.

     5. Acceleration Upon Default. Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note, together with accrued interest, shall, at the option of holder, immediately become due and payable without notice or demand. Upon acceleration by Holder as hereinabove provided, all amounts due hereunder, whether principal, interest or otherwise, which have not been paid as of the date of such acceleration, shall bear interest from such date to the date payment in full is received by Holder at the rate of interest set forth in Paragraph 2 of this Note plus five (5%) percent per annum, instead of the rate established in Paragraph 2 of this Note.

     6. Cumulative Remedies: Waivers by Payor. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy above or otherwise available to the Holder under any of the Loan Documents, at law or in equity. Payor hereby waives presentment, demand for payment, protest and notice of dishonor of this Note and all other notices and demands.


     7. Non-Waiver. Failure to insist on the strict performance of any or all of the terms, provisions, and covenants contained in this Note shall not be construed as a waiver or relinquishment of the future performance of any term, provision or covenant herein.

     8. Collection Fees. If Suit is brought to collect this Note or any part hereof, Payor expressly agrees to pay all of Holder's reasonable costs and expenses of collection, including reasonable attorneys' fees.

     9. Prepayment. This Note may be prepaid in full or in part at any time without premium or penalty.

     10. WAIVER OF JURY TRIAL. PAYOR HEREBY WAIVES ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN ANY AND ALL ACTIONS OR CONTROVERSIES ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

     11. Usury. All provisions of this Note and the Loan Documents are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the undersigned hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of this Note allowed by applicable law (the "Maximum Allowable Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Note or the Loan Documents results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank or any other holder of this Note receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance of this Note and not a payment of interest.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

     13. Certification by Executing Party. The Payor, by executing this Note and delivering same to the Holder, hereby certifies to the Holder, knowing and intending that the Holder is relying hereon in making the loan evidenced by this Note, that: (i) there is no Default or Event of Default and no event which with the
                                        3
giving of notice or lapse of time, or both would become a Default or Event of Default; (ii) all representations, warranties and covenants of the Payor made in the Loan Documents are true and accurate and complete; and (iii) the Payor shall comply with all of the terms and conditions in the Loan Documents.

     14. Right of Set-off. In the event of the occurrence of an Event of Default, the Bank shall have the right immediately and without notice or other action (any such notice being expressly waived by each of the Payor), to set-off against the Payor's liability to the Bank: (i) any money owed by the Bank in any capacity to the Payor whether due or not and/or; (ii) any property of the Payor in the possession of the Bank, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money and/or property immediately upon the occurrence of an Event of Default, even though the actual book entries may be made at some time subsequent thereto.

     15. Note. This Note amends and restates that certain Note dated November 6, 1995, as modified by the First Modification of Line of Credit Note dated as of May 31, 1996, as modified by the Second Modification of Line of Credit Note dated as of May 30, 1997, as modified by the Third Modification of Line of Credit Note dated as of July 31, 1997.

     IN WITNESS WHEREOF, Payor has duly executed this Note the day and year first above written.


ATTEST:                                   SEL-LEB MARKETING, INC.



BY: /s/ Jorge Lazaro                      BY: /s/ Jan S. Mirsky
   -----------------------------             ---------------------------
   Jorge Lazaro, Secretary                   JAN MIRSKY, Executive Vice
                                             President of Finance

                                        4